Exhibit 10.13

English Translation

Sales Contract

Contract No: 20060912

Execution Place: The place in Nanjing where the Seller is located
Execution Date: Sep.12th, 2006
Seller: CEEG (Nanjing) PV-Tech Co., Ltd.	Buyer: CEEG Nanjing International Trade Co., Ltd.
Legal representative: TingXiu Lu	Legal representative:
Add.: 123 Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing	Add.:
Postcode: 211000	Postcode:
Opening bank: Nanjing Commercial Bank HuaQiao Road Sub-branch	Opening bank:
Accounts: 01460120180000051	Accounts:
Tel: 025-52766648	Tel:
Fax:025-52766882	Fax: 025-83275377

The Parties hereby agree to trade the following products, and conclude the terms and conditions as follows:

Description	Specifications	Quantity	Unit	Unit price	Total Amount
Mono-crystalline TDB125	125*125S Eff.:16%	2,400 pcs (5,705.09W)	Watt	RMB 32.50/W	RMB 185,415.43
Total Amount (in word):		RMB One Hundred and Eighty Five Thousand Four Hundred and Fifteen Point Forty Three (RMB 185,415.43)

The above prices include 17% value added tax.

1. The Seller shall mark the detailed efficiency and batches of the cell. The Parties shall settle the payment in accordance with the actual solar power efficiency actually delivered, with the above fixed unit price.

2. Quality Requirement and Technical Standard: The cells provided by the Seller shall comply with the national standard GB12632-90. The Parties agreed that the consumption allowed during the transportation of the cell shall be 0.5%. In the event the thickness of the cell is less than or equal to 220µm, the broken rate allowed during the process of the cells shall be 1.8%. The Seller shall replace any further broken cells, and shall assume correct transport and handling on the further delivered cells in accordance with the stipulations herein.

Cells acceptable:

- The depth shall not be more than 1mm and the width not more than 1.5mm (with a maximum number of 2 per solar cell).

- Or the depth shall not be more than 1mm and the width not more than 3mm (1 per solar cell).

- Slight color difference is allowed between each solar cell. The efficiency tolerance of the cells after tested many times: ±5%.

3. Criterion and Method of Inspection and Acceptance and Term of Claims: The Buyer shall inspect the goods according to the detailed specifications of each installment. The term of claims shall be within one week after the Buyer receives the goods.

4. Packing Requirement: The cells shall be packed in cartons that are suitable for highway transportation to satisfy the requirements for long distance transportation for a long time.

5. Destination of Delivery: The place where the Seller is located. The Buyer shall bear the fees for transportation and insurance if it asks the Seller to deliver the goods. Simultaneously, the Seller shall not be responsible for the breakage less than 0.5% during the transportation.

6. Form of Payment Settlement: The Buyer will remit 100% of the Contract value to the account designated by the Seller within one working day upon the execution of the Contract.

7. Term of Delivery: The Seller shall deliver the goods upon receipt of 100% of the price value paid by the Buyer.

8. The Bill of Documents to be Provided by the Seller: The Seller shall submit the value added tax invoice to the Buyer within 10 days after the delivery of goods.

9. Force Majeure: Neither of the contractual Parties shall be liable for not fulfilling the obligations hereunder as a result of natural disasters, war, government interference or other events unforeseeable, unavoidable and insuperable by the Parties. However, the Parties shall provide within 7 days the valid documentary evidence issued by the notary department of the place where the force majeure event occurs.

10. Settlement of Disputes: All disputes arising from this Contract shall be settled through consultation by both Parties. In case no settlement can be reached through consultation, the Parties may file the dispute to the local court where this Contract is executed.

11. This Contract shall come into effect upon the execution of the Parties and the copies executed and delivered through telefax shall be as valid as the original.

The Seller: (Seal)	The Buyer: (Seal)

Entrusted Representative:	Entrusted Representative:
(Signature)	(Signature)

Date:	Date: